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                                                   Exhibit No. (23.2)


                CONSENT OF COOPERS & LYBRAND L.L.P.


We hereby consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607,
333-06996, 333-17367, 333-38385 and 333-43647) and on Form S-3 (Nos.
33-52343 and 333-45399) of our report dated January 30, 1996, which makes reference to the Company adopting the provisions of Statement of Financial Accounting Standards No. 121 in 1995 and that our audit did not include the 1995 provisions for restructuring and other unusual charges which were audited by other auditors, on our audits of the consolidated financial statements and financial statement schedule of Scott Paper Company and subsidiaries as of December 30, 1995 and December 31, 1994 and for the years then ended, which report is included in the Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.
---------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
February 27, 1998